<


                                                                      Pennsylvania Commerce Bancorp, Inc.
                                                                    Selected Consolidated Financial Data
                                                                                  (Unaudited)


                                                                    At or for the                      At or for the
                                                                 Three Months Ended                  Nine Months Ended
                                                                    September 30,                       September 30,
                                                            ---------------------------        ----------------------------------
                                                                                    %                                        %
( in  thousands,  except  per  share  amounts)              2003        2002     Change         2003         2002           Change
                                                            ----        ----     ------         ----         ----           ------
Income Statement Data:
  Net interest income                                      $ 8,150     $ 7,173      14 %     $ 23,949      $ 20,214           18  %
  Provision for loan losses                                    350         375      -7 %        1,200         1,090           10  %
  Noninterest income                                         2,649       1,994      33 %        7,056         5,565           27  %
  Noninterest operating expenses                             8,213       6,584      25 %       22,668        18,513           22  %
  Net income                                                 1,526       1,467  +    4 %        4,832         4,104      +    18  %


Per Common Share Data:

  Net  income:  Basic                                       $ 0.70      $ 0.69       1 %       $ 2.23        $ 1.97           13  %
  Net  income:  Diluted                                       0.65        0.63  +    3 %         2.07          1.80      +    15  %


  Book Value                                                                                  $ 21.64       $ 19.05      +    14  %

  Weighted average shares outstanding:
      Basic                                                  2,150       2,093                  2,138         2,048
      Diluted                                                2,323       2,295                  2,304         2,252


Balance Sheet Data:

  Total assets                                                                               $957,970      $789,811      +    21  %
  Loans ( net)                                                                                428,940       361,478           19  %
  Allowance for loan losses                                                                     5,777         5,270           10  %
  Investment Securities                                                                       391,122       280,740           39  %
  Total deposits                                                                              894,608       731,503           22  %
  Core deposits                                                                               842,437       681,383           24  %
  Trust preferred securities                                                                   13,000        13,000
  Stockholders' equity                                                                         47,689        41,033      +    16  %


Capital:

  Stockholders' equity to total assets                                                           4.98 %        5.20 %
  Leverage Ratio                                                                                 6.86          7.34
  Risk based capital ratios:
  Tier 1                                                                                        10.20         10.75
  Total Capital                                                                                 11.18         11.83



Performance Ratios:

  Cost of funds                                               1.34 %      2.15 %                 1.54 %        2.32 %
  Net interest margin                                         4.07        4.28                   4.18          4.35
  Return on average assets                                    0.69        0.81                   0.77          0.82
  Return on average total stockholders' equity               13.28       14.49                  14.30         14.82


Asset Quality:

  Net charge-offs to average loans outstanding                                                   0.14 %        0.10 %

  Nonperforming  loans  to  total  period-end  loans                                             0.28          0.55

  Nonperforming  assets  to  total  period-end  assets                                           0.15          0.27

  Allowance  for  loan  losses  to  total  period-end  loans                                     1.33          1.44

  Allowance  for  loan  losses  to  nonperforming  loans                                          472 %         258 %

